UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated April 23, 2015
of
AGCO CORPORATION
A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930
4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company’s annual meeting of stockholders was held on April 23, 2015. The following matters were voted upon and the results of the voting were as follows:

(1)
To elect ten directors to serve as directors until the annual meeting in 2016 or until their successors have been duly elected and qualified. The nominees, Messrs. Armes, Arnold, Benson, Deml, Furlan, Minnich, Richenhagen, Shaheen and Visser and Ms. Srinivasan were elected to the Company’s board of directors. The results follow:

Nominee	For	Against	Abstain
Roy V. Armes	60,319,568	2,438,682	516,019
Michael C. Arnold	61,763,627	994,527	516,115
P. George Benson	60,487,552	2,270,587	516,130
Wolfgang Deml	61,597,180	1,160,674	516,415
Luiz F. Furlan	59,492,193	3,052,947	729,129
George E. Minnich	60,496,604	2,261,784	515,881
Martin H. Richenhagen	58,503,107	2,628,635	2,142,527
Gerald L. Shaheen	60,521,230	2,235,541	517,498
Mallika Srinivasan	61,677,138	1,081,514	515,617
Hendrikus Visser	60,614,207	2,143,954	516,108
In addition to the votes reported above, there were 14,421,850 broker non-votes for this proposal.

(2)	To consider a non-binding advisory resolution relating to the compensation of the Company’s named executive officers. The results follow:

For	Against	Abstain
56,407,818	6,012,309	854,142
In addition to the votes reported above, there were 14,421,850 broker non-votes for this proposal.

(3)	To ratify the appointment of the Company’s independent registered public accounting firm for 2015. The results follow:

For	Against	Abstain
76,782,240	397,842	516,037

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck
Andrew H. Beck Senior Vice President and Chief Financial Officer
Dated: April 28, 2015